 Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

Heng Fai Ambrose Chan,

(Seller)

LiquidValue Development Pte Ltd.,

(LVD)

True Partners International Limited,

(TP Holdco)

American Pacific Bancorp, Inc.

(APB)

AND

Alset EHome International Inc.
(formerly known as “HF Enterprises Inc.”)

(Purchaser)

THIS SECURITIES PURCHASE/EXCHANGE AGREEMENT is made on the 12th day of March, 2021.

BY AND AMONG:

(1)
Alset EHome International Inc. (fka, HF Enterprises Inc.), a Delaware company, the common stock of which is listed on the Nasdaq Stock Market, having its primary office at 4800 Montgomery Lane, Suite 210, Bethesda, Maryland 20814 (the “Purchaser”);

(2)
Heng Fai Ambrose Chan, a Singaporean individual, with his primary residence at 8 Cuscaden Walk, #19-01, Four Seasons Park, Singapore 249692 (the “Seller”);

(3)
True Partners International Limited (“TP Holdco”), a company registered in Hong Kong with its primary office at 7 Floor, Skyway Centre, 23 Queen's Road West Sheung Wan, Hong Kong , and wholly-owned by the Seller;

(4)
LiquidValue Development Pte Ltd. (“LVD”), a company registered in Singapore with its primary office at 7 Temasek Blvd., #29-01B, Suntec Tower One, Singapore 038987, and wholly-owned by the Seller; and

(5)
American Pacific Bancorp, Inc. a bank holding corporation formed under the laws of the State of Texas (the “APB”), with its primary office at 4800 Montgomery Lane, Suite 210, Bethesda, Maryland, USA 20814.

The Purchaser, Seller, LVD and APB shall hereinafter be collectively referred to as the “Parties”, and each a “Party”.

WHEREAS:

(A)
At the date of this Agreement, the Seller owns, directly and indirectly, 1,195,139,494 shares of Alset International Limited (“Alset”), a company formed under the laws of Singapore and the common stock of which is listed on the Singapore Catalist Exchange, stock code 40V and warrants to purchase 1,576,925,000 shares of Alset’s common stock (“2017 Warrants”).
(B)
Alset is a global enterprise involved in real estate development, biomedical business, and property and asset management in the United States and Australia.
(C)
The Seller intends to sell part of his 2017 Warrants to purchase 1,500,000,000 shares (the “Sale Warrants”) of Alset’s common stock.
(D)
At the date of this Agreement, the Seller owns 1,000,000 shares of LVD’s common stock (the “LVD Shares”), par value $ 1.00 SGD per share, which constituted all of the issued and outstanding equity securities of LVD.
(E)
At the date of this Agreement, the Seller owns, directly and through his wholly-owned subsidiary TP Holdco, an aggregate of 62,122,908 shares (the “True Partners Shares”) of common stock, no par value, of True Partners Capital Holding Limited (“True Partners”), a fund management company formed under the laws of Hong Kong, which manages its customers’ accounts on a discretionary basis using a proprietary trading platform. True Partners is incorporated under the laws of the Cayman Islands with limited liability, which is listed on the Growth Emerging Market (“GEM”) of the Stock Exchange of Hong Kong, stock code 8657.
(F)
At the date of this Agreement, the Seller owns 4,775,523 shares of the Class B common stock of APB (the “APB Shares”), par value $ 0.01 USD per share, and APB is a bank holding company focused on acquiring positions in various commercial banks in the United States and digitalizing the banks with blockchain technologies.

(G)
Subject to and on the terms of the conditions set forth under this Agreement, the Seller has offered to sell, and the Purchaser has agreed to purchase the Sale Warrants, LVD Shares, True Partners Shares, and APB Shares for the respective considerations.

NOW IT IS AGREED as follows:

1.
DEFINITIONS

1.1
In this Agreement, unless the context otherwise requires, the following words or expressions shall have the following meaning:

“Agreement” means this Agreement and schedules attached hereto, and include all variations and supplements to the dame as may be agreed in writing between the Parties from time to time;

“Business Day” means a day on which commercial banks are open for business in the State of New York, U.S. (other than Saturdays, Sundays, or public holidays);

“Closing” means the completion of the sale and purchase of the Sale Warrants, LVD Shares, True Partners Shares and APB Shares (collectively, the “Sale Securities”);

“Closing Date” means the date of this Agreement;

“Consideration” means the consideration for the purchase of the Sale Securities, which is the aggregate of the Alset CPN, LVD CPN, True Partners CPN and APB CPN;

“Costs and Expenses” means all costs and expenses related to the transactions contemplated under this Agreement, including but not limited to legal costs incurred in the preparation of this Agreement and the professional fees in relation to the transactions contemplated under this Agreement;

“GST” means goods and services tax charged under the Goods and Services Tax Act, Chapter 117A of Singapore;

“Nasdaq” means The Nasdaq Stock Market;

“SGX-ST” means the Singapore Exchange Securities Trading Limited;

“Singapore Dollars”, “S$,” “Cents” and “SGD” mean the lawful currency of Singapore;

“USD” means the lawful currency of the United States.

“Taxation” means all forms of taxation and statutory, government, state, provincial, local governmental or municipal impositions, duties, contributions, and levels, including any goods and services tax or other form of value added tax and stamp duty in each case, whether of Singapore or elsewhere in the world whenever imposed and whether chargeable directly or primarily against or attributable directly or primarily to each of Seller, LVD and APB, or any other person and all penalties, charges, costs and interest relating thereto; and

1.2
Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement so far as such modification or re-enactment applies or is capable of applying to any transactions entered into prior to Closing and (so far as liability hereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced.

1.3
References to “Recitals” and “Sections” are to the recitals and the clauses of this Agreement.

1.4
Any reference to include or including shall be deemed to be followed by without limitation or but not limited to whether or not they are followed by such phrases or words of like import.

1.5
Unless the context otherwise requires, word (including words defined in this Agreement) denoting the singular number only shall include the plural and vice versa; words denoting natural persons shall include bodies corporate, and words denoting any gender shall include all genders; and

1.6
The headings in this Agreement are for convenience only and shall not affect the construction of any provision in the Agreement.

1.7
Unless otherwise expressly provided, all covenants, warranties, representations, undertakings and indemnities given or made by each Party in this Agreement are given or made severally.

2.
THE TRANSACTIONS

2.1
Subject to the terms and conditions contained in this Agreement, and in consideration of the payment of the Warrant Purchase Price (as defined below) to the Seller, the Seller, as beneficial owner of Sale Warrants, shall sell and transfer to the Purchaser and the Purchaser shall purchase from the Seller the Sale Warrants, including all rights, dividends, entitlements and distributions declared, made or paid on the Closing Date with respect to the Sale Warrants. The Sale Warrants to purchase 1,500,000,000 shares of Alset’s common stock were issued on March 22, 2017 to the Seller, have the exercise price of $0.048 SGD per share, and shall expire on March 21, 2022. The total purchase price for the Sale Warrants (“Warrant Purchase Price”) shall be the lower of i) the valuation of the Sale Warrants appraised by a third party or ii) $28,363,966.42 USD, payable on the Closing Date by the Purchaser, in a convertible promissory note (“Alset CPN”) attached as Exhibit A hereto, which, subject to the terms and conditions of the Alset CPN and Purchaser’s shareholder approval, shall be convertible into shares of the Purchaser’s common stock (“AEI Common Stock”), par value $0.001 per share, at the conversion price of AEI Stock Market Price. AEI Stock Market Price shall be $5.59 per share, equivalent to the average of the five closing per share prices of AEI Common Stock preceding January 4, 2021 as quoted by Bloomberg L.P.

2.2
Subject to the terms and conditions contained in this Agreement, and in consideration of the payment of the LVD Share Purchase Price (as defined below) to the Seller, the Seller, as beneficial owner of the LVD Shares, shall sell and transfer to the Purchaser and the Purchaser shall purchase from the Seller the LVD Shares, including all rights, dividends, entitlements and distributions declared, made or paid on the Closing Date with respect to the LVD Shares. On the Closing Date, the Purchaser shall pay the Seller the total purchase price (the “LVD Share Purchase Price”) for the LVD Shares in the value of $173,394.87 USD in a convertible promissory note (“LVD CPN”) attached as Exhibit B hereto, which, subject to the terms and conditions of the LVD CPN and Purchaser’s shareholder approval, shall be convertible into shares of AEI Common Stock at the conversion price of AEI Stock Market Price as set forth in Section 2.1.

2.3
Subject to the terms and conditions contained in this Agreement, and in consideration of the payment of the True Partners Share Purchase Price (as defined below), the Seller shall sell and transfer to the Purchaser all of the equity shares in TP Holdco, which holds 44,808,908 shares of True Partners, and simultaneously the Seller shall sell and transfer to the Purchaser 17,314,000 shares of True Partners, together with 44,808,908 shares of True Partners held by TP Holdco constituting approximately 15.53% of the total outstanding equity securities of True Partners based on 400,000,000 True Partners Shares issued and outstanding, including all rights, dividends, entitlements and distributions declared, made or paid on the Closing Date with respect to the True Partners Shares. True Partners Stock Market Price was HKD 0.84 per share, equivalent to the average of the closing per share prices during the five trading days preceding January 4, 2021 as quoted by Bloomberg L.P. The total consideration for the True Partner Shares is HKD52,183,242.72 or $6,729,629.29 (based on an exchange rate of $1 to HKD7.75425 as of December 31, 2020). On the Closing Date, the Purchaser shall pay the Seller the total purchase price (the “True Partners Share Purchase Price”) for the True Partners Shares in the value of $6,729,629.29 USD in a convertible promissory note (“True Partners CPN”) attached as Exhibit C hereto, which, subject to the terms and conditions of the True Partners CPN and Purchaser’s shareholder approval, shall be convertible into shares of AEI Common Stock at the conversion price of AEI Stock Market Price.

2.4
Subject to the terms and conditions contained in this Agreement, and in consideration of the payment of the APB Share Purchase Price (as defined below) to the Seller, the Seller, as beneficial owner of the APB Shares, shall sell and transfer to the Purchaser and the Purchaser shall purchase from the Seller the APB Shares, representing 86.44% of the total issued and outstanding common stock of APB, including all rights, dividends, entitlements and distributions declared, made or paid on the Closing Date with respect to the APB Shares. On the Closing Date, the Purchaser shall pay the Seller the total purchase price (the “APB Share Purchase Price”) for the APB Shares in the value equivalent to the lower of $28,653,138.00 USD or the valuation of the APB Shares made by a third party, payable in a convertible promissory note (“APB CPN”) attached as Exhibit D hereto, which, subject to the terms and conditions of the APB CPN and Purchaser’s shareholder approval, shall be convertible into shares of AEI Common Stock at the conversion price of AEI Stock Market Price.

2.5
The Seller and TP Holdco agree and undertake to consummate the transfers and sales in respect of the True Partner Shares, and the Seller has agreed to procure from True Partners, as may be necessary before Closing, irrevocable waiver of any such restrictions on transfer or sale of True Partners Shares.

2.6
For the purposes of this Agreement, each transaction (each, a “Transaction” and collectively, the “Transactions”) set forth in Sections 2.1-2.4 is independent from each other and shall not be construed as conditions of any kind to another Transaction under any circumstance. In the event that one or more Transactions are terminated pursuant to Article 9 or are decided illegal by a court of proper jurisdiction, the remaining Transactions of the Agreement shall not in any way be affected or impaired. The Parties shall implement and close the remaining unaffected Transactions under this Agreement.

2.7
Subject to the terms and conditions contained in this Agreement, on the Closing Date, the Purchaser shall deliver to the Seller and TP Holdco the sum of the Warrant Purchase Price, LVD Share Purchase Price, True Partners Share Purchase Price, and APB Share Purchase Price in the form of convertible promissory notes as set forth above.

3.
CONDITIONS PRECEDENT

3.1
The obligations of the Parties under this Agreement are conditional upon, and Closing shall not take place until, all of the following conditions have been fulfilled or waived on or prior to the Closing Date:

(i)
The Seller obtaining the necessary approval(s) from the board of directors of LVD regarding the sale of LVD Shares as contemplated herein, if required by LVD’s charter documents;

(ii)
The Seller obtaining the necessary approval(s) and consents from the board of directors of APB and relevant banking regulatory authorities regarding the sale of APB Shares as contemplated herein;

(iii)
The Purchaser obtaining all relevant approvals from its board of directors, shareholders and the Nasdaq in connection with this Agreement and the transactions contemplated therein as may be necessary;

(iv)
The Parties executing the share transfer forms in relation to the Sale Warrants, LVD Shares, True Partners Shares and APB Shares in favor of the Purchaser and/or its designated parties;

(v)
Each of the warranties and representations set forth in this Agreement remaining true and not misleading in any material respect at Closing, as if repeated at Closing and at all times between the date of this Agreement and Closing; and

(vi)
All necessary third party, governmental and regulatory consents, approvals and waivers, including approvals, waivers and clearance from the Singapore Stock Exchange and Nasdaq, where required for the transactions contemplated hereunder having been obtained by each of the Parties, and such consents, approvals and waivers not having been amended or revoked before Closing Date, and if any such consents, approvals or waivers are subject to conditions, such conditions being acceptable to the Purchaser.

3.2
At any time on or before the Closing Date, a Party may waive any of the above conditions precedent by written notice to the other Parties (as the case may be) to the extent that such waiver does not violate any applicable laws, rules, or regulations.

4.
REPRESENTATIONS AND WARRANTIES FROM THE SELLER

The Seller hereby warrants and represents to the Purchaser and its successors that, except as set forth on the Schedule of Exceptions delivered by the Seller to the Purchaser; and it being further understood that the Schedule of Exceptions will be updated from time to time for events that occur between execution of this Agreement and Closing and a final copy of the Schedule of Exceptions will be delivered to the Purchaser prior to the Closing:

4.1
Capacity. The Seller has full legal right, power and all authority and approvals required to enter into exercise its respective rights and perform or comply with its respective obligations under this Agreement which, when fully executed, will constitute valid and legally binding obligations on the Seller, enforceable against them in accordance with terns of this Agreement.

4.2
Compliance. Except as set forth in Section 4.2 of the Schedule of Exceptions, the Seller’s entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, or exceed any power or restriction granted or imposed by:

(i)
any law, regulation, authorization, directive or order (whether or not having the force of law) to which it is subject in Singapore and the United States, as may be applicable; or

(ii)
any agreement, instrument or document to which it is a party or which is binding on in Singapore, the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) or the United States, as may be applicable.

4.3
Good Title. As of the date of this Agreement, Seller, either directly or through TP Holdco, is the sole beneficial owner of the Sale Warrants, LVD Shares, True Partners Shares, and APB Shares, free and clear of liens, and with full rights and authority to assign, sell and transfer all of the same.

4.4
Absence of Litigation and Bankruptcy. Except as set forth on Section 4.4 of the Schedule of Exceptions, there are no suits, claims, actions, proceedings, arbitrations, mediations or, to the Knowledge of Seller, governmental investigations (“Seller Proceedings”) pending or, to the Knowledge of Seller, threatened against Seller, other than any Seller Proceeding that would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Seller. Neither Seller nor any of its properties is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the transactions contemplated herein. As of the date hereof and Closing Date, the Seller shall not be subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other similar proceedings, commenced voluntarily or involuntarily.

4.5
Investment Experience. The Seller acknowledges that it can bear the economic risk and complete loss of its investment in the AEI Common Stock and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.6
Disclosure of Information. The Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Purchaser and materials relating to the shares of AEI Common Stock that have been requested by the Seller. The Seller understands that its investment in the shares of AEI Common Stock involves a high degree of risk. The Seller has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to its acquisition of the shares of AEI Common Stock.

4.7
Restricted Securities. The Seller understands that the shares of AEI Common Stock to be issued upon conversion of any of the Alset CPN, LVD CPN, True Partners CPN, and APB CPN (collectively, the “CPNs”) in connection with the Transactions are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Seller understands that the shares of AEI Common Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Purchaser is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire such securities.

4.8
Legends. It is understood that, except as provided below, certificates evidencing the shares of AEI Common Stock may bear the following or any similar legend:

(a)            “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”
(b)                If required by the authorities of any state in connection with the issuance of sale of the shares of AEI Common Stock, the legend required by such state authority.

4.9
Accredited Investor Status. The Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

5.
REPRESENTATIONS AND WARRANTIES FROM LVD, APB AND TP HOLDCO Each of LVD, APB and TP Holdco hereby, severally but not jointly, warrants and represents to the Purchaser and its successors that, except as set forth on the Schedule of Exceptions delivered by the LVD, APB or TP Holdco to the Purchaser; and it being further understood that the Schedule of Exceptions will be updated from time to time for events that occur between execution of this Agreement and Closing and a final copy of the Schedule of Exceptions will be delivered to the Purchaser prior to the Closing:

5.1
Corporate Organization and Capacity. Each of LVD, APB and TP Holdco is a company duly organized and validly existing under the laws of Singapore, Texas and Hong Kong, respectively, and has all the requisite corporate power and lawful authority to enter into this Transaction. Each of LVD, APB and TP Holdco has full legal right, power and all authority and approvals required to enter into exercise its respective rights and perform or comply with its respective obligations under this Agreement which, when fully executed, will constitute valid and legally binding obligations on LVD, APB and TP Holdco, enforceable against them in accordance with terns of this Agreement.

5.2
Compliance. LVD and APB’s entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, or exceed any power or restriction granted or imposed by:

(i)
any law, regulation, authorization, directive or order (whether or not having the force of law) to which it is subject in Singapore and the United States, as may be applicable; or
(ii)
any agreement, instrument or document to which it is a party or which is binding on in Singapore or the United States, as may be applicable.

5.3
Board Approval. Each of LVD and APB has obtained the approval of its respective board of directors for the Transactions contemplated under this Agreement.

5.4
Articles of Incorporation and Bylaws. Each of LVD and APB has heretofore furnished or otherwise made available to Purchaser a complete and correct copy of their respective articles of incorporation (the “Articles of Incorporation”) and bylaws (the “Bylaws”) as in effect on the date hereof and all minutes of their respective board of directors since January 1, 2020. Each set of Articles of Incorporation and Bylaws of each of LVD and APB are in full force and effect and no other organizational documents are applicable to or binding upon each of LVD and APB.

5.5
Capitalization. The authorized capital stock of LVD consists of 1,000,000 shares of common stock, par value $1.00 SGD per share. As of the date of this Agreement: (i) 1,000,000 shares of LVD’s common stock were issued and outstanding, all of which were validly issued, fully paid and non-assessable and were issued free of preemptive rights, (ii) none of LVD’s common shares were reserved for issuance upon or otherwise deliverable in connection with the grant of equity-based awards or the exercise of outstanding options or warrants to purchase LVD Shares or other rights to receive any LVD’s common shares.

The authorized capital stock of APB consists of 100,000,000 shares of Class A common stock, par value $0.01 USD per share; 100,000,000 shares of Class B common stock, par value $0.01 USD per share; and 100,000,000 shares of preferred stock, par value $0.01 USD per share. As of the date of this Agreement: (i) 491,665 of APB’s Class A common shares, 5,033,123 of APB’s class B common shares and 491,665 APB’s preferred shares were issued and outstanding, all of which were validly issued, fully paid and non-assessable and were issued free of preemptive rights, (ii) none of APB’s common shares were reserved for issuance upon or otherwise deliverable in connection with the grant of equity-based awards or the exercise of outstanding options or warrants to purchase APB’s common shares or other rights to receive any APB’s common shares.

The authorized capital stock of TP Holdco consists of 10,000 shares of common stock, par value HKD1 per share. As of the date of this Agreement: (i) one (1) share of TP Holdco’s common stock were issued and outstanding, all of which were validly issued, fully paid and non-assessable and were issued free of preemptive rights.

5.6
Financial Statements.  Each of LVD and APB shall promptly provide to the Purchaser its audited consolidated financial statements (including any related notes thereto) for the fiscal years ended December 31, 2020 and 2019 (the “LVD Audited Financial Statements” and “APB Audited Financial Statements” respectively) which have been prepared in accordance with GAAP and Regulation S-X for interim financial statements in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of each of LVD and APB at the respective dates thereof and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the periods indicated therein. LVD’s and APB’s Interim Financial Statements, to be provided to the Purchaser, will have been prepared in accordance with GAAP and Regulation S-X for interim financial statements in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and will fairly present in all material respects the consolidated financial position of each of LVD and APB as of the respective dates thereof and the consolidated statements of operations and cash flows for the periods indicated therein (subject to normal period-end adjustments). Prior to and after the Closing, each of LVD and APB shall coordinate with the Purchaser to prepare the LVD Audited Financial Statements and APB Audited Financial Statements, as applicable, and the respective Interim Financial Statements to meet the Purchaser’s obligations under Regulation S-X,

5.7
Absence of Litigation. Except as set forth on Section 5.7 of the Schedule of Exceptions, there are no suits, claims, actions, proceedings, arbitrations, mediations or, to the Knowledge of LVD or APB, as applicable, governmental investigations (“LVD Proceedings” or “APB Proceedings” respectively) pending or, to the Knowledge of LVD or APB, threatened against each of LVD or APB, as applicable, or any of its respective Subsidiaries, other than any LVD Proceeding or APB Proceeding that would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither LVD nor APB (including their respective Subsidiaries) is subject to any order, writ, judgment, injunction, decree or award except for those that would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

5.8
Properties. Section 5.8 of the Disclosure Schedule contains a complete and correct list of all real property owned or leased by each of LVD and APB and their respective Subsidiaries (the “LVD Property” and “APB Property” respectively). Each of LVD and APB and their respective Subsidiaries have good and valid leasehold interests in all of their respective Property owned and leased. With respect to all leased properties of each of LVD and APB, there is not, under any of such leases, any existing default by each of LVD or APB, as applicable, or any of their Subsidiaries or, to the Knowledge of each of LVD or APB, as applicable, the counterparties thereto, or event which, with notice or lapse of time or both, would become a material default by either LVD or APB, or any of their respective Subsidiaries or, to the Knowledge of each of LVD and APB, the counterparties thereto. All of the LVD Properties and APB Properties are maintained in a state of repair and condition that is consistent with the normal conduct of the business operations of each of LVD and APB.

5.9
Intellectual Property. Except as set forth in Section 5.9 of the Schedule of Exceptions, to the Knowledge of each of LVD and APB, each of LVD and APB or one of their respective Subsidiaries (as specifically identified on Schedule 5.9) is the sole and exclusive (as to any third party) owner or assignee of the entire right, title and interest in and to the Intellectual Property set forth on Section 5.9(a) of the Disclosure Schedule and all other Intellectual Property material to and used in their respective businesses, and is licensed perpetually and without royalty or other payment obligations to third parties to the Intellectual Property set forth on Section 5.9(b) of the Disclosure Schedule. Each of LVD and APB or such Subsidiary owns or has the rights to use, free and clear of any security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (“Liens”), but subject to any existing licenses or other grants of rights to third parties (to the extent set forth in the Disclosure Schedule), all material Intellectual Property as is necessary and sufficient (i) for its businesses as currently conducted and (ii) for the services provided respectively by each of LVD and APB and their Subsidiaries (collectively, the “LVD Intellectual Property Rights” and “APB Intellectual Property Rights”). As used in this Agreement, “Intellectual Property” means all patents, inventions, copyrights, software, trademarks, service marks, domain names, trade dress, trade secrets and all other intellectual property and intellectual property rights of any kind or nature. For purposes of this Agreement, the term “patents” means United States and non-U.S. patents (utility or design, as applicable), provisional patent applications, non-provisional patent applications, continuations, continuations-in-part, divisions, any such patents resulting from reissue, reexamination, renewal or extension (including any supplementary protection certificate) of any patent, patent disclosures, substitute applications, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

5.10
Contracts. Except as set forth otherwise in this Agreement, as of the date of this Agreement, Section 5.10 of Disclosure Schedule lists all of the Material Contracts to which each of LVD and APB, as applicable, or any of their respective Subsidiaries thereof is a party. Each of the Material Contracts is valid and binding on either LVD or APB, as applicable, or the applicable Subsidiary, as the case may be, and, to the Knowledge of each of LVD and APB, as the case may be, each other party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on either LVD or APB. There is no default under any Material Contract and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by either LVD or APB or any of their respective Subsidiaries, in each case except as would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

6.
REPRESENTATIONS AND WARRANTIES FROM THE PURCHASER

6.1
Corporate Organization and Capacity. The Purchaser is a company duly organized and validly existing under the laws of the State of Delaware and has all the requisite corporate power and lawful authority to enter into this Transaction. When fully, this Agreement will constitute valid and legally binding obligations on the Purchaser, enforceable against them in accordance with terns of this Agreement.

6.2
Compliance. Except as set forth in Section 6.2 of the Schedule of Exceptions, the Purchaser’s entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, or exceed any power or restriction granted or imposed by:

(i)
any law, regulation, authorization, directive or order (whether or not having the force of law) to which it is subject in Singapore and the United States, as may be applicable; or
(ii)
any agreement, instrument or document to which it is a party or on which is binding in the United States, as may be applicable.

6.3
Board Approval. Subject to its shareholder approval, the Purchaser has obtained the approval of its board of directors for the transactions contemplated under this Agreement.

6.4
Capitalization. (a) The authorized capital stock of Purchaser consists of 25,000,000 shares, of which 20,000,000 shares are common stock, par value $0.001 per share (the “Purchaser Common Stock”), and 5,000,000 shares are preferred stock, par value $0.001 per share (the “Purchaser Preferred Stock”). As of December 29, 2020, the Purchaser had (i) 8,570,000 shares of Purchaser Common Stock issued and outstanding, all of which were validly issued, fully paid and non-assessable and were issued free of preemptive rights, (ii) 0 share of Parent Common Stock reserved for issuance upon or otherwise deliverable in connection with the grant of equity-based awards or the exercise of outstanding options and warrants to purchase Parent Common Stock, and (iii) 0 share of Purchaser Preferred Stock issued and outstanding.

6.5
SEC Filings; Financial Statements. Purchaser has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or otherwise transmitted by it with the SEC) during the past twelve months. As of their respective dates, each of the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such subsequent filing), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The audited consolidated financial statements of Purchaser (including any related notes thereto) included in Purchaser’s Registration Statement on Form S-1, as amended, for the fiscal years ended December 31, 2019 and 2018 filed with the SEC have been prepared in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Purchaser at the respective dates thereof and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the periods indicated therein. The unaudited consolidated financial statements of Purchaser (including any related notes thereto) for all interim periods included in Purchaser’s Registration Statement and quarterly report on Form 10-Q filed with the SEC on December 29, 2020 have been prepared in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of Purchaser as of the respective dates thereof and the consolidated statements of operations and cash flows for the periods indicated therein (subject to normal period-end adjustments).

7.
UNDERTAKING, ACKNOWLEDGEMENT AND CONFIRMATION BY THE PARTIES

The Parties further irrevocably undertake, acknowledge, confirm and agree that

(i)
Subsequent to Closing, the Purchaser shall procure each of APB and LVD to provide full and prompt cooperation and assistance to the Seller and its auditors and/or internal auditors with any audit, consolidation and/or accounting matters of the Seller by the Seller’s auditors and/or internal auditors; and

(ii)
From the date of this Agreement to Closing, each of LVD and APB covenants and agrees that, except as contemplated by this Agreement, as set forth in the Schedule of Exceptions or as required by Law, or unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably conditioned, withheld or delayed), the business of each of LVD and APB and their respective Subsidiaries shall be conducted in its ordinary course of business and, to the extent consistent with and not in violation of any other provisions of this Section 7, each of LVD and APB shall use commercially reasonable efforts to preserve substantially intact their and their respective Subsidiaries’ business organization, and to preserve their and their respective Subsidiaries’ present relationships with customers, suppliers, employees, licensees, licensors, partners and other Persons with which each of LVD and APB or any of their respective Subsidiaries has significant business relations. To the extent out of each of LVD’s and APB’s ordinary course of business and subject to the foregoing, from the date of this Agreement to Closing the Seller is not required to advance any additional capital to fund the expansion of each of LVD’s and APB’s businesses, provided that each of LVD and APB can conduct their respective businesses in an ordinary manner without such funding from Seller.

8.
CLOSING DELIVERABLES

8.1
Subject to Section 3.1, Closing shall take place at such other place as the Parties may agree.

8.2
On Closing, the Seller, LVD and APB shall deliver to the Purchaser:

(i)
Valid securities certificates in respect of the Sale Warrants, LVD Shares, True Partners Shares (including through TP Holdco), and APB Shares in the name of the Seller;

(ii)
Duly certified copies of board resolution of each of LVD and APB, approving:

(a)
the transfer of LVD Shares and APB Shares, as applicable, subject to the same being duly stamped if necessary;

(b)
the affixation of the LVD’s common seal and APB’s seal, as the case may be(where required);
(c)
the issue of new securities certificates in respect of each of LVD Shares and APB Shares, as applicable, in favor of the Purchaser; and
(d)
updating the shareholder or member registration of each of LVD and APB, as the case may be.

(iii)
Such waivers or consents as may be necessary to enable the Purchaser or its nominees to be registered as holder of any and all of the Sale Warrants, LVD Shares, True Partners Shares (including through TP Holdco) and APB Shares (collectively, the “Sale Securities”);
(iv)
Filing with local Singapore agency, Hong Kong agency and the Secretary of the State of Texas regarding the Transaction and change of ownership of the Sale Securities, if applicable;
(v)
Stock power or transfer documents in that nature from the Seller to transfer the Sale Securities to the Purchaser; and
(vi)
Such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Purchaser, as may be required to give effect to this Agreement.

8.3
On Closing, Purchaser shall deliver to the Seller:
(i)
the payment of Warrant Purchase Price, LVD Share Purchase Price, True Partners Share Purchase Price and APB Share Purchase Price in the form of respective convertible promissory notes as set forth in Article 2;
(ii)
Purchaser’s board resolution approving the Transactions contemplated in this Agreement; and
(iii)
such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, LVD and APB, as may be required to give effect to this Agreement.

9.
RESCISSION

9.1
Rescission. This Agreement may be terminated or rescinded by the following Parties by written notice to the other Parties within ninety (90) days after Closing as follows:

(i)
At the election of the Seller, if the Purchaser has breached any representation, warranty, covenant or agreement contained in this Agreement; or
(ii)
At the election of the Purchaser, if the Seller, LVD or APB has breached any representation, warranty, covenant or agreement contained in this Agreement.

9.2
Effect of Rescission. In the event of the termination or rescission of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except with respect to Articles 10- 20, which shall survive such rescission; provided, however, that nothing herein shall relieve or release any party from liabilities or damages arising out of fraud or its material and intentional breach of any provision of this Agreement.

10.
CONFIDENTIALITY

10.1
Each Party shall keep strictly confidential the negotiations relating to this Agreement, the existence of this Agreement and its contents, and each Party shall not disclose the same to any other person without the prior written consent of the other Party, other than to its holding company, its directors, key employees and advisers and the directors, employees and advisers of its holding company on a strictly need to know basis or when required under the rules and regulations of the SGX-ST, Nasdaq and other applicable laws or regulations of Singapore, the United States, and Hong Kong.

10.2
Save as provided in this Article 9, no press release or public announcement relating to any matter in this Agreement shall be issued or made by or on behalf of any Party without the written consent of the other Parties, save for any press release or public announcement required under the rules and regulations of the SGX-ST and Nasdaq and other applicable laws or regulations of Singapore and the United States.

10.3
All communication among the Parties, all information and other material supplied to or received by any of them from the other which is either designated confidential or by its nature intended to be confidential, and all information concerning the business transactions or the financial arrangements of the Parties shall be kept confidential by the recipient unless or until it is or part of it is in the public domain (save where such information has become known to the public by reason of any willful or negligent act or omission of the recipient Party or its representatives), whereupon to the extent that it is publicly available, the obligation under this clause shall cease.

10.4
The Parties acknowledge that they shall be entitled to make press releases and announcements on the SGX-ST or Nasdaq relating to the subject matter of the Agreement upon the execution of this Agreement.

10.5
Nothing herein shall in any way restrict or prohibit the Parties from complying with any disclosure obligation prescribed by any relevant applicable law.

11.
NO ASSISGNMENT

None of the Parties may assign or transfer all or part of its rights or obligations under this Agreement without the prior written consent of the other Parties.

12.
TIME OF ESSENCE

Any time or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties in writing hereto but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

13.
COSTS AND TAXATION

13.1
Each Party shall bear and be responsible for its respective Costs and Expenses incurred in relation to the negotiation, preparation and implementation of this Agreement.

13.2
Notwithstanding Section 13.1 above, any stamp duty payable on the sale and purchase of the Sale Securities shall be borne by the Purchaser.

13.3
Notwithstanding Section 13.1 above, in the event that Taxation is chargeable pursuant to any of the Transactions contemplated under this Agreement and/or any internal restructuring undertaken by the Target prior to the transactions contemplated under this Agreement, the Taxation shall be borne by the Seller together with any penalty or interest incurred for late payment of such Taxation.

14.
NOTICES

Any notice, communication or demand required to be given, made or served under this Agreement shall be in writing in the English language and delivered by hard or sent by prepaid registered post or by fax or telex to the intended recipient thereof at the following address or fax number or to such other address or fax number as may from time to time be notified (in accordance with this clause) by the relevant Party to the other Party:

Purchaser:	Alset EHome International Inc. Attention: Rongguo Wei Address: 4800 Montgomery Lane, Suite 210 Bethesda, Maryland 20814 Email: ronald@alsetinternational.com
Seller and TP Holdco:	Heng Fai Ambrose Chan Address: 7 Temasek Blvd., # 29-01B, Suntec Tower One, Singapore 038987 Email: fai@alsetinternational.com
LVD:	LiquidValue Development Pte Ltd. Attn: Danny Lim Address: 7 Temasek Blvd., #29-01B, Suntec Tower One, Singapore 038987 Email: danny@alsetinternational.com

APB:	American Pacific Bancorp, Inc. Attention: Rongguo Wei Address: 4800 Montgomery Lane, Suite 210 Bethesda, Maryland 20814 Email: ronald@alsetinternational.com

Any such notice, communication or demand shall be deemed to have been duly served (if given or made by electronic mail) immediately on such transmission or (if given or made by letter) two days after posting and in proving the same, it shall be sufficient to produce the email.

15.
FURTHER ASSURANCE

The Parties shall execute and do and procure all other persons if necessary, to execute and do all such further deeds, assurances, acts and things as may be reasonably required whether before or after Closing so that full effect may be given to the terms and conditions of this Agreement.

16.
SEVERABILITY

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

17.
COUNTERPARTS

This Agreement may be entered into by the Parties in separate counterparts, each of which when so executed shall be an original, but all counterparts shall together constitute one and the same document. Signatures may be exchanged by facsimile or by electronic mail, in which case it shall be given at the time it left the e-mail gateway of the server of the notice. Each Party agrees to be bound by its own facsimile or email and that it accepts the facsimile or email signature of the other Party.

18.
ENTIRE AGREEMENT AND MODIFICATIONS

18.1
This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated in this Agreement and supersedes all prior oral and written agreements, term sheets, memoranda, understandings, undertakings, representations and warranties between the Parties relating to the subject matter of this Agreement.

18.2
Each Party acknowledges to the other (and shall execute this Agreement and any documents in the agreed form in reliance on such acknowledgement) that it has not been induced to enter into any such documents by nor relied on any representation or warranty other than the representations and/or warranties as contracted herein.

18.3
No amendment or variation of this Agreement shall be effective unless so amended or varied in writing and signed by or on behalf of each of the Parties.

19.
CONTRACTS

Nothing in this Agreement is intended to grant to any third party any right to enforce any term of this Agreement or to confer on any third party any benefits under this Agreement.

20.
GOVERNING LAW AND JURISDICTION

20.1
This Agreement shall be governed by and construed in accordance with the law of the State of New York, the United States.

20.2
Subject to Section 20.3 below, in relation to any legal action or proceeding arising out of or in connection with this Agreement (“Proceedings”), the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts in the State of Maryland and waive any objection to Proceedings in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

20.3
Notwithstanding Section 20.2 above, submission shall not affect the right of the Purchaser to take Proceedings in any jurisdiction nor shall the taking of Proceedings in any jurisdiction preclude the Purchaser from take Proceedings in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO THE SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE PURCHASER

Alset EHome International Inc. (fka, HF Enterprises Inc.)
By: /s/ Ang Hay Kim Name: Ang Hay Kim Title: Director
THE SELLER
Heng Fai Ambrose Chan
By: /s/ Heng Fai Ambrose Chan Name: Heng Fai Ambrose Chan Title: Individual

True Partners International Limited
By: /s/ Heng Fai Ambrose Chan Name: Heng Fai Ambrose Chan Title: Sole Shareholder

LiquidValue Development Pte Ltd.

By: /s/ Heng Fai Ambrose Chan Name: Heng Fai Ambrose Chan Title: Director
American Pacific Bancorp, Inc.
By: /s/ Heng Fai Ambrose Chan Name: Heng Fai Ambrose Chan Title: Chairman of the Board

Disclosure Schedule
Section 5.8 LVD’s and APB’s Real Estate

LVD:
Owned:  None
Leased: None

APB:
Owned: None
Leased: None

Section 5.9 LVD’s and APB’s Intellectual Properties

LVD:
(a)
Owned: None
(b)
Exclusively licensed: None

APB:
(a)
Owned: None
(b)
Exclusively licensed: None

Section 5.10 LVD’s and APB’s Material Contracts

LVD: Not Applicable

APB: Not Applicable

Schedule of Exceptions

Section 4.2 Seller’s Compliance

Not Applicable

Section 4.4 Seller’s Litigation

Not Applicable

Section 5.7 LVD’s and APB’s Litigation

LVD: Not Applicable

APB: Not Applicable

Section 5.9 LVD’s and APB’s Intellectual Properties with Restrictions

LVD: Not Applicable

APB: Not Applicable

Section 6.2 Purchaser’s Compliance

Not Applicable